EXHIBIT 10.36
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                              EMPLOYMENT AGREEMENT
                              --------------------

This Employment Agreement ("Agreement") is executed as of this 21st day of September, 1999 ("Effective Date"), by and between:

     AMERICAN  BINGO  AND  GAMING CORPORATION, a Delaware corporation ("American
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     Bingo"),  and

     JEFFREY  L.  MINCH,  an  individual  ("Minch").
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                                      TERM
                                      ----

American Bingo will employ Minch, and Minch will serve American Bingo, under the terms of this Agreement, for an initial term ("Term") of three (3) years commencing on 21 September 1999 ("Employment Date").

The terms of this Agreement may be extended provided American Bingo and Minch agree in writing to such an extension. Minch's employment may be terminated earlier as provided in this Agreement.

                                   EMPLOYMENT
                                   ----------

American  Bingo  hereby  employs  Minch  as  its  President.

Minch shall exercise such authority, perform such executive duties and functions and discharge such responsibilities as the Board of Directors may from time to time determine, consistent with his position as President and the By-Laws of the Company. Minch shall report directly and be responsible solely to the Board of Directors of the Company.

Minch shall devote his substantially full attention and time, skill and efforts to the business of American Bingo.

The Board of Directors will nominate Minch to serve as a Director of American Bingo and Minch will serve as a Director, if American Bingo's shareholders elect him. Minch will not receive additional compensation for serving as a Director.

                            COMPENSATION AND BENEFITS
                            -------------------------

American Bingo shall pay to Minch an annual base salary of $100,000, in accordance with the normal payroll practices of American Bingo.


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American  Bingo shall pay to Minch, as incentive compensation, 100,000 shares of
American Bingo common stock when the stock price closes at $2.00/share and 100,000 additional shares when the stock price closes at each and every even multiple above $2.00/share.

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    |Example:  When the common stock price closes at $2.00/share, American|
    |Bingo  pays  to Minch 100,000 shares of American Bingo common  stock.|
    |When  the  common  stock price  closes at $3.00/share, American Bingo|
    |Pays  to  Minch an additional 100,000 shares of American Bingo common|
    |stock,  etc.                                                         |
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Minch  shall  be entitled to participate in American Bingo's benefit programs as generally available to all of its employees. American Bingo will reimburse Minch for all business expenses incurred in performing his duties under this Agreement.

American Bingo will reimburse Minch for fifty percent (50%) of his office expenses in Austin, Texas including rent, parking, administrative support, insurance, maintenance, telephone, utilities, office machines, office supplies and any other normal expenses of maintaining a business office.

American Bingo shall indemnify Minch to the fullest extent permitted by law. Minch shall be entitled to the protection of all insurance policies American Bingo maintains.

                            TERMINATION OF EMPLOYMENT
                            -------------------------

AMERICAN  BINGO MAY TERMINATE THIS AGREEMENT AND MINCH'S EMPLOYMENT UNILATERALLY
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AND  IN  ITS  ABSOLUTE  DISCRETION UPON THIRTY (30) DAYS WRITTEN NOTICE.  In the
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event  that  American  Bingo  terminates  this Agreement and Minch's employment,
American Bingo shall pay to Minch $100,000 as a severance payment and Minch will be entitled to no other compensation.

Minch may terminate this Agreement unilaterally and in his absolute discretion upon ninety (90) days written notice.

This Agreement will terminate automatically should American Bingo be sold to or merged with another company, public or private. In the event such a sale or merger should result in the shareholders of American Bingo common stock receiving consideration, in any form, equal to or greater than $3.00/share, Minch shall be entitled to receive 500,000 shares of common stock of American Bingo immediately prior to the consummation of any such sale or merger.

                            MISCELLANEOUS PROVISIONS
                            ------------------------

CONFIDENTIALITY.  For  the  Term  of  this  Agreement  and  twelve  (12)  months
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thereafter,  Minch  agrees  to  maintain  confidentiality  about every aspect of
American Bingo learned during his employment by American Bingo except as required by law.

NON-COMPETITION.  Minch  agrees  that he will not compete directly with American
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Bingo  during  the  term  of  this  Agreement and twelve (12) months thereafter.


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NOTICES.  All  communications  required by this Agreement will be in writing and
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delivered  in  person  or  sent by United States registered mail, return receipt requested,  postage  prepaid,  to:

         American  Bingo  &  Gaming  Corp.
         Attn:  Daniel  W  Deloney,  Chairman
         1440  Charleston  Highway
         West  Columbia,  South  Carolina  29169

         Jeffrey  L.  Minch
         1250  Frost  Bank  Plaza
         Congress  Avenue  @  9th  Street
         Austin,  Texas  78701

         Jeffrey  L.  Minch
         1402  Ethridge  Avenue
         Austin,  Texas  78703

DISPUTE  RESOLUTION.  Any  matter  arising  from  this  Agreement that cannot be
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resolved  by  direct  negotiation  between  American  Bingo  and  Minch, must be resolved by binding arbitration in Austin, Texas in accordance with the rules of the American Arbitration Association then in effect. The prevailing party will be entitled to the award of pre-and post-judgment interest, legal fees and expenses in accordance with the decision of the arbitrator. Judgment may be entered on the arbitrator's award in any court having appropriate jurisdiction.

TIME.  Time  is  of  the  essence  in  this  Agreement.
----

ASSIGNMENT.  Neither American Bingo nor Minch may assign their rights, duties or
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obligations  under  this  Agreement.

SEVERABILITY.  To  the extent any provision of this Agreement or portion thereof
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shall  be  invalid  or  unenforceable,  it  shall  be considered deleted and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect.

GOVERNING  LAW.  This  Agreement shall be governed by and construed and enforced
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in  accordance  with  the  laws  of  the  State  of  Texas.

ENTIRE  AGREEMENT.  This  Agreement constitutes the entire agreement by American
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Bingo  and  Minch and supersedes any and all prior agreements or understandings.
This Agreement may be amended or modified only by written instrument executed by American Bingo and Minch.

AGREED:

     AMERICAN
     BINGO

By:  /s/  Daniel  W.  Deloney
     ------------------------
     Daniel  W.  Deloney
     Chairman  of  the  Board

Date:  1-5-2000
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JEFFREY  L.  MINCH

       /s/  Jeffrey  L.  Minch
       -----------------------
       Jeffrey  L.  Minch

Date:  1-5-2000
       --------


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